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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

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           DATE OF REPORT (DATE OF EVENT REPORTED): November 5, 2002


                                 LODGIAN, INC.
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             (Exact name of registrant as specified in its charter)


        DELAWARE                      001-14537                   52-2093696
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(State or other jurisdiction   (Commission File Number)   (IRS Employer
    of incorporation)                                     Identification Number)


     3445 PEACHTREE ROAD, N.E.
     SUITE 700, ATLANTA, GEORGIA                                         30326
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:               (404) 364-9400


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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

(B)      CONFIRMATION OF PLAN OF REORGANIZATION

(1) & (2)         IDENTITY OF THE COURT AND DATE OF THE ORDER

         On November 5, 2002, the United States Bankruptcy Court for the Southern District of New York entered an order (the "Confirmation Order")(1) confirming the First Amended Joint Plan of Reorganization of Lodgian, Inc., et al., (Other Than the CCA Debtors) together with the Official Committee of Unsecured Creditors (the "Plan"). It is anticipated that by the end of November 2002, Lodgian, Inc. (the "Company"), one unconsolidated entity and certain of its direct and indirect subsidiaries(2) (collectively, the "Lodgian Debtors") shall emerge from their cases under Chapter 11 of the Bankruptcy Code pursuant to the terms of the Plan. As more fully discussed in the Company's Form 10-Q for the period ended September 30, 2002, filed on November 14, 2002, the Company's emergence from bankruptcy is conditioned, in part, upon the finalization of the exit financing. Copies of the Plan(3) and the Confirmation Order are included as Exhibits 2.1 and 99.1, respectively, to this Form 8-K.

         As previously reported, on December 20, 2001, the Company, eighty of its subsidiaries and one unconsolidated entity owning one hotel, filed for voluntary reorganization with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") under Chapter 11 of the Bankruptcy Code (the "Chapter 11 Cases"). The Chapter 11 Cases were consolidated for purposes of administration under case number 01-16345. Also, on April 17, 2002, one additional operating subsidiary, New Orleans Airport Motel Associates, LP filed for voluntary reorganization with the Bankruptcy Court. The Chapter 11 case for this subsidiary was also consolidated with the previously filed Chapter 11 Cases, for purposes of administration, under case number 01-16345.

(3)      PLAN SUMMARY

         The following paragraph provides a summary of the matters contemplated by the Plan and only highlights the substantive provisions thereof. It is not intended to be a full description of or a substitute to the Plan and is qualified in its entirety to the full text of the Plan.

         The principal provisions of the Plan are as follows:

         - Generally, the Plan provides for the continued operation of the Reorganized Lodgian Debtors and the orderly liquidation and wind-down of the Liquidating Debtors;

         - The Plan significantly reduces the amount of debt in the Reorganized Lodgian Debtors' capital structure by converting the vast majority of the non-priority pre-petition unsecured debt of the Lodgian Debtors into Plan Securities consisting of preferred and common stock and warrants;

         - Specifically, the Plan provides for distributions of Plan Securities to holders of certain Allowed Claims against, and Equity Interests in, the Lodgian Debtors. The Plan Securities consist of $125 million aggregate liquidation preference of New Preferred Stock, as defined below, 100% of the initial New Common Stock, as defined below, and Warrants to purchase up to an additional 26.62% of New Common


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(1)      The Confirmation Order does not apply to the debtors Impac Hotels II
L.L.C. and Impac Hotels III, L.L.C. (together, the "Impac Debtors") and Raleigh-Downtown Enterprises, Inc. ("Raleigh").

(2) In addition to the Impac Debtors and Raleigh, the Effective Date does not apply to the following debtors: Brecksville Hospitality, L.P., Servico Council Bluffs, Inc., Servico Omaha Inc., Servico Omaha Central, Inc., Servico West Des Moines, Inc., Servico Wichita, Inc, Sioux City Hospitality, L.P., and 1075 Hospitality, L.P (collectively, the "Liquidating Debtors"). It is currently anticipated that the Liquidating Debtors will have a subsequent Effective Date under the Plan.

(3) Any defined term used to describe the Plan which is not defined in this description shall have the same meaning as used in the Plan itself.


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                  Stock on a fully diluted basis excluding (a) shares of New
                  Common Stock issuable pursuant to the new management incentive plan and (b) shares of New Common Stock that the board of directors of the Reorganized Lodgian may in the future determine to issue;

         - Holders of Allowed Secured Claims against the Reorganized Lodgian Debtors, consisting primarily of mortgage financings of the Lodgian Debtors' hotel properties, will either (i) be repaid in full in cash, (ii) receive an amended note reinstating their secured debt on original terms, except as may otherwise be provided by the Plan, or (iii) receive the underlying hotel properties or other existing collateral securing their claim;(4)

         - Holders of Allowed General Unsecured Claims against the Lodgian Debtors in Class 3 are entitled to receive a pro rata distribution of Plan Securities in the proportion allocated by the Plan to the applicable Lodgian Debtor. The aggregate Plan Securities available for all such distributions to all such Lodgian Debtors consists of $7,735,000 of New Preferred Stock and 5.24% of the initial New Common Stock;

         - Holders of Allowed Claims in Class 4 relating to the 12 1/4% Senior Subordinated Notes due 2009 ("Senior Subordinated Notes Claims") are entitled to receive, in the aggregate, $117,265,000 of New Preferred Stock, and 79.39% of the Initial New Common Stock;

         - Holders of Allowed Claims in Class 7 relating to the 7% Convertible Redeemable Equity Structured Trust Securities ("CRESTS") claims are entitled to receive, in the aggregate, 12.4% of the initial New Common Stock, 83.33% of the A Warrants, and 24.39% of the B Warrants;

         - Holders of Equity Interests in Class 8 relating to Lodgian Inc.'s pre-petition common stock are entitled to receive, in the aggregate, 2.97% of the initial New Common Stock, 16.67% of the A Warrants and 75.61% of the B Warrants and the existing, pre-petition Equity Interests in Lodgian, Inc. are being canceled under the Plan;

         - Holders of Equity Interests in the applicable Subclass of Class 9 relating to the Lodgian Debtors will be unimpaired;

         - Holders of Equity Interests in the applicable Subclass of Class 9 relating to the Liquidating Debtors will not receive any distribution under the Plan and those instruments will be canceled.

                  The Board of Directors of the Reorganized Lodgian, Inc. will consist of the following members: David Hawthorne, the current President and Chief Executive Officer of Lodgian, Inc.; Sean Armstrong of Oaktree Capital Management, LLC ("Oaktree"); Russel S. Bernard, of Oaktree; Stewart J. Brown, former Principal and President of Real Estate Capital Services, LLC; Kenneth A. Caplan of The Blackstone Group ("Blackstone"); Stephen P. Grathwohl of Burr Street Equities, LLC; Jonathan D. Gray of Blackstone; Kevin C. McTavish, former Principal of Colony Capital, LLC and W. Thomas Parrington, former Chief Executive Officer of Interstate Hotels Company.

                  The Plan requires that certain Allowed Administrative Expense Claims and any amounts outstanding under the Lodgian Debtors' debtor-in-possession financing facility shall be paid on the Effective Date or as soon thereafter as is reasonable practicable.

(4)      SECURITIES TO BE ISSUED UNDER THE PLAN

         As of the date of this filing, there were 28,479,837 shares of Lodgian pre-petition common stock issued. Under the provisions of the Plan, the outstanding pre-petition common stock will be canceled. Upon implementation of the Plan, Reorganized Lodgian will issue (i) 7,000,000 shares of New Common Stock, par value $.01 (the "New Common Stock") and (ii) 5,000,000 shares of New Preferred Stock, par value of $.01 (the "New Preferred Stock") to holders of Allowed Claims in accordance with the Plan provisions. The New Preferred Stock will accrue cumulative dividends, compounded annually, at the annual rate of 12.25% and will have a liquidation preference equal to the initial liquidation preference plus accumulated unpaid dividends.


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(4)      The applicable Lodgian Debtors have entered into various stipulations with their secured lenders who asserted security interest against the Lodgian Debtors' assets providing for the specific treatment of such Allowed Secured Claims under the applicable Subclass of Class 1 of the Plan. These stipulations have previously been filed with the Bankruptcy Court.


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         On or about the Effective Date, Reorganized Lodgian will issue
6,633,411 shares of New Common Stock and 4,690,600 shares of New Preferred Stock to certain holders of Allowed Claims. In addition, 366,589 shares of New Common Stock and 309,400 of New Preferred Stock will be reserved for issuance to holders of General Unsecured Claims, as such claims are allowed.

         On or about the Effective Date, Reorganized Lodgian will issue A Warrants to purchase up to 17.75% of the New Common Stock ("A Warrants") on a fully diluted basis, excluding B warrants and certain other securities as provided for in the Plan. The A Warrants initially provide for the purchase of up to 1,510,638 shares of New Common Stock at an exercise price of $18.29 per share, subject to adjustment.

         On or about the Effective Date, Reorganized Lodgian will issue B Warrants to purchase up to 10.79% of the New Common Stock (the "B Warrants") on a fully diluted basis, with certain exclusions as provided for in the Plan. The B Warrants initially provide for the purchase of up to 1,029,366 shares of New Common Stock at an exercise price of $25.44 per share, subject to adjustment.

         In accordance with Reorganized Lodgian's new long term management incentive plan, following the Effective Date of the Plan, up to 10% of the New Common Stock on a fully diluted basis is to be available for issuance to certain management employees.

(5)      FINANCIAL INFORMATION

         Information regarding the assets and liabilities of the Registrant is hereby incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2002, filed with the Securities and Exchange Commission on November 14, 2002 and the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2002, and the Disclosure Statement filed as an Exhibit thereto.

         The Company expects to implement fresh-start accounting on the Effective Date of the Plan pursuant to Statement of Position 90-7 since the reorganization value of the assets will be less than the total of the postpetition liabilities and allowed claims, and existing voting shares immediately before the Effective Date will receive less than 50% of the voting shares of the emerging entity. The adoption of fresh-start accounting will result in a new reporting entity and the Company will be required to reflect its assets and liabilities at estimated fair values.

         This Form 8-K includes statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Exchange Act. These include management's expectations with respect to the Chapter 11 filing. The words "may", "should", "expect", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. Such risks and uncertainties, any one of which may cause actual results to differ materially from those described in the forward-looking statements, include or relate to: actions by the Bankruptcy Court, not meeting conditions precedent relating to the Plan and changes in the regulatory environment. All forward looking statements involve risks and uncertainties and readers are cautioned not to place undue reliance on them. The Company undertakes no obligation to update forward looking statements. New factors arise from time to time and it is not possible to predict all such factors.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(C)      EXHIBITS

         2.1 First Amended Joint Plan of Reorganization of Lodgian, Inc., et al (other than the CCA Debtors), Together with the Official Committee of Unsecured Creditors under Chapter 11 of the Bankruptcy Code, dated November 5, 2002.

         99.1 Findings of Fact, Conclusions of Law, and Order Under 11 U.S.C. ss. 1129 (a) and (b) and Fed. R. Bankr. P. 3020 Confirming the First Amended Joint Plan of Reorganization of Lodgian, Inc., et al (other than the CCA Debtors), Together with the Official Committee of Unsecured Creditors under Chapter 11 of the Bankruptcy Code, dated November 5, 2002.


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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             LODGIAN, INC.


                                             By:  /s/ Daniel E. Ellis
                                                -------------------------------
                                                Name:  Daniel E. Ellis
                                                Title: Senior Vice President
                                                       of Legal Affairs


Date:    November 20, 2002


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                                 EXHIBIT INDEX


ITEM NO.

2.1 First Amended Joint Plan of Reorganization of Lodgian, Inc., et al (other than the CCA Debtors), Together with the Official Committee of Unsecured Creditors under Chapter 11 of the Bankruptcy Code, dated November 5, 2002.

99.1 Findings of Fact, Conclusions of Law, and Order Under 11 U.S.C. ss. 1129 (a) and (b) and Fed. R. Bankr. P. 3020 Confirming the First Amended Joint Plan of Reorganization of Lodgian, Inc., et al (other than the CCA Debtors), Together with the Official Committee of Unsecured Creditors under Chapter 11 of the Bankruptcy Code, dated November 5, 2002.


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